                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             VIDAMED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                    VIDAMED, INC.
                                       _______

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD MAY 7, 1997

                                 TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VidaMed, Inc., a Delaware Corporation (the "Company"), will be held on Wednesday, May 7, 1997 at 10:00 a.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares to a new total of 200,000 shares.

    3. To approve an amendment to the Company's 1992 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 366,666 shares to a new total of 3,100,000 shares.

    4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1997.

    5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Stockholders of record at the close of business on March 31, 1997 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                       Very truly yours,


                                       /s/ James A. Heisch

                                       James A. Heisch
                                       President and Chief Executive Officer

Menlo Park, California
April 7, 1997

--------------------------------------------------------------------------------

                                      IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                            THANK YOU FOR ACTING PROMPTLY


--------------------------------------------------------------------------------

                                    VIDAMED, INC.
                                       _______

                                   PROXY STATEMENT

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of VidaMed, Inc. (the "Company" or "VidaMed") for use at the Annual Meeting of Stockholders to be held Wednesday, May 7, 1997 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The Company's telephone number at its principal executive offices is (415) 328-8781.

    These proxy solicitation materials were mailed on or about April 7, 1997 to all Stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND STOCK OWNERSHIP

    Stockholders of record of the Company's Common Stock at the close of business on March 31, 1997 are entitled to notice of, and to vote at, the Annual Meeting. As of March 31, 1997, 11,247,525 shares of the Company's Common Stock were issued and outstanding.

    The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of December 31, 1996, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                          SHARES     APPROXIMATE
                                                       BENEFICIALLY   PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNER (1)             OWNED        OWNED
     ----------------------------------------          ------------  -----------

Entities affiliated with Delphi BioVentures (2) . .      83,503          1%
  David L. Douglass
  3000 Sand Hill Road
  Building One, Suite 135
  Menlo Park, California  94025
Mohr, Davidow Ventures III (3). . . . . . . . . . .     663,021          6%
  Lawrence G. Mohr, Jr.
  3000 Sand Hill Road
  Building One, Suite 240
  Menlo Park, California  94025
Carol A. Chludzinski (4). . . . . . . . . . . . . .     140,908          1%
David L. Douglass (5) . . . . . . . . . . . . . . .     224,039          2%
Stuart D. Edwards (6) . . . . . . . . . . . . . . .     313,349          3%
  c/o VidaMed, Inc.
  1380 Willow Road, Suite 101
  Menlo Park, California  94025
James A. Heisch (7)   . . . . . . . . . . . . . . .     422,702          4%
John N. Hendrick (8)  . . . . . . . . . . . . . . .     191,831          2%
Noel D. Messenger (9) . . . . . . . . . . . . . . .      96,939          1%
Lawrence G. Mohr, Jr. (10). . . . . . . . . . . . .     690,801          6%

Michael H. Spindler (11). . . . . . . . . . . . . .      27,780          *
All directors and executive officers as a group
  (8 persons) . . . . . . . . . . . . . . . . . . .    2,108,349        19%

-------------------------
*    Less than 1%.
(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(2) Includes 425 shares held by Delphi BioInvestments II, L.P. and 83,078 shares held by Delphi BioVentures II, L.P.
(3)  Includes 663,021 owned by Mohr, Davidow Ventures III.
(4) Includes 908 shares held by Ms Chludzinski and 140,000 shares issuable upon exercise of stock options held by Ms Chludzinski exercisable within 60 days of December 31, 1996.
(5) Includes 83,503 shares held by entities affiliated with Delphi BioVentures, 1,479 shares held by Erin J. Alley, an administrative partner of Delphi BioVentures, and 55,977 shares held by James J. Bochnowski, a general partner of Delphi BioVentures. Mr. Douglass is a general partner of each of the entities affiliated with Delphi BioVentures and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 55,300 shares held by Mr. Douglass and 11,112 shares issuable upon exercise of stock options held by Mr. Douglass exercisable within 60 days of December 31, 1996. Also includes 16,668 shares issuable upon exercise of stock options granted under the 1995 Director's Stock Option Plan.
(6) Includes 268,905 shares held by Mr. Edwards and 44,444 shares issuable upon exercise of stock options held by Mr. Edwards exercisable within 60 days of December 31, 1996.
(7) Includes 55,470 shares held by Mr. Heisch and 367,232 shares issuable upon exercise of stock options held by Mr. Heisch exercisable within 60 days of December 31, 1996.
(8) Includes 36,310 shares held by Mr. Hendrick and 155,521 shares issuable upon exercise of stock options held by Mr. Hendrick exercisable within 60 days of December 31, 1996.
(9) Includes 1,934 shares held by Mr. Messenger and 95,005 shares issuable upon exercise of stock options held by Mr. Messenger exercisable within 60 days of December 31, 1996.
(10) Includes 663,021 shares held by Mohr, Davidow Ventures III. Mr. Mohr is a general partner of Mohr, Davidow Ventures III and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein. Also includes 11,112 shares issuable upon exercise of stock options exercisable within 60 days of December 31, 1996. Also includes 16,668 shares issued under the 1995 Director's Stock Option Plan.
(11) Includes 11,112 shares issuable upon exercise of stock options exercisable within 60 days of December 31, 1996. Also includes 16,668 shares issued under the 1995 Director's Stock Option Plan.


REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, CO 80215-5513 (Attention: Tiffany Skiles, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the 1995 Employee Stock Purchase Plan and reservation of an additional 100,000 shares for issuance thereunder, for approval of the amendment to the 1992 Stock Plan and reservation of an additional 366,666 shares for issuance thereunder, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than November 30, 1997 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                   PROPOSAL NO. 1:

                                ELECTION OF DIRECTORS


     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. All nominees are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them in accordance to assure the election of as many of the Board's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

     The Board of Directors recommends a vote FOR the nominees listed below:

                                                                        DIRECTOR
         NAME OF NOMINEE      AGE       PRINCIPAL OCCUPATION              SINCE
         ---------------      ---       --------------------            --------
  James A. Heisch........... 53  President and Chief Executive Officer    1996
  Stuart D. Edwards......... 51  Director                                 1992
  David L. Douglass(1)(2)... 45  Chairman of the Board                    1993
  Michael H. Spindler (1)... 54  Director                                 1994
  Wayne I. Roe.............. 46  Director                                   -

-------------------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.


     Mr. Heisch has served as President, Chief Executive Officer and Chief Financial Officer since March 1996. He served as Chief Financial Officer of the Company since October 1994. He served as Vice President from October 1994 to May 1995 and was appointed Executive Vice President in May 1995. From December 1990 until October 1994, Mr. Heisch was Chief Financial Officer, Vice President, Finance and Secretary of SuperMac Technology, Inc., a supplier of color graphics systems. From July 1983 until June 1990, Mr. Heisch held various senior management positions, including Senior Vice President and Chief Financial Officer, with Businessland, Inc., a distributor of computer products. Mr. Heisch holds a B.S. in Accounting from San Jose State University and an M.B.A. from the University of Santa Clara. He is a Certified Public Accountant.

     Mr. Edwards, a co-founder of the Company, served as President and Chief Executive Officer of the Company since its founding in July 1992 until March 1996. From July 1992 to May 1995, Mr. Edwards also served as Chairman of the Board. From December 1989 until October 1992, Mr. Edwards was Vice President and Chief Technical Officer of EP Technologies, Inc., a developer and manufacturer of electrophysiology catheters. Prior to joining EP Technologies, Mr. Edwards was Director of Development of Applied Immune Sciences, Inc. Mr. Edwards previously held positions with Control Data Corporation, AVI Corporation, UFE Corporation, Abbott Laboratories, Ideal Toy Corporation and Baxter Healthcare Corporation. Mr. Edwards holds a Certificate in Mechanical Engineering from the Union of Educational Institutions in England.

     Mr. Douglass has served as a director of the Company since January 1993 and as Chairman of the Board since May 1995. Mr. Douglass has been a General Partner of Delphi BioVentures since June 1990 and a General Partner of Matrix Partners II, L.P. since February 1986; both are venture capital firms. From 1983 to 1986, Mr. Douglass was Chief Operating Officer of Paladin Software Corporation, a software manufacturer. Previously, he was Vice President of Finance and Administration and Chief Financial Officer of Collagen Corporation, a medical products company. Mr. Douglass serves as a director of TheraTx, Inc. He holds a B.A. in Political Science from Amherst College and an M.A. in Administration and Policy Analysis and an M.B.A. from Stanford University.

     Mr. Spindler has served as a director of the Company since October 1994. From 1993 to February 1996 Mr. Spindler served as President and Chief Executive Officer of Apple Computer, Inc. From 1980 to 1993, he has held a variety of management positions at Apple, including Vice President of International Marketing and Sales, President and Chief Operating Officer of Apple Europe. Prior to joining Apple, Mr. Spindler served as European marketing manager for Intel Corporation, and as European marketing manager for Digital Equipment Corporation. Mr. Spindler has also held positions at Schlumberger Ltd. and Siemens AG. Mr. Spindler holds an M.S. in Engineering from Rheinische Fachhochschule.

     Mr. Roe is a new addition to the Company's Board of Directors. Mr. Roe has been Chairman at Covance Health Economics and Outcomes Services, Inc. (formerly, Health Technology Associates, Inc. (HTA)) since 1989. Prior to founding HTA, Mr. Roe directed the Medical Technology Consulting Group at Lewing and Associates. From 1978 to 1984, Mr. Roe served as a Director and Vice President of Economic Research and Health Policy at the Health Industry Manufacturer's Association where he directed all research and policy development related to the effects of changing reimbursement and health care affecting medical products. Mr. Roe has authored numerous articles on policy and market factors affecting medical and product utilization. He has also served as a consultant and an adviser to the Medicare program, the Blue Cross and Blue Shield Association, and the United States Congress. Mr. Roe holds a B.A. in Economics from Union College, an M.A. in Economics from the University of Maryland, and an M.A. in Political Economics from the State University of New York at Albany.

     There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 1996. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors of committees on which such person served except for director Mohr who attended three meetings. The Board of Directors has a Compensation Committee and an Audit Committee. There is currently no nominating committee or committee performing the functions of a nominating committee.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, grants stock options and stock awards to employees and consultants under the Company's stock option and award plans and otherwise determines compensation levels, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is composed of Messrs. Douglass and Spindler, held two meetings during 1996.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls. The Audit Committee, which is composed of Messrs. Mohr and Douglass, held four meetings during 1996.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1995 Director Stock Option Plan, directors who are not employees of the Company receive initial and annual stock option grants. The Company does not pay additional amounts for committee participation or special assignments of the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                EXECUTIVE COMPENSATION

COMPENSATION TABLES

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information for the years ended December 31, 1996, 1995 and 1994 regarding the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                          ANNUAL COMPENSATION                AWARDS
                                              --------------------------------------   ------------------
                                                                                           SECURITIES           ALL OTHER
       NAME AND                                                                            UNDERLYING         COMPENSATION
  PRINCIPAL POSITION                YEAR             SALARY               BONUSES            OPTIONS               (1)
-------------------------------   ---------   ---------------------   ---------------   -----------------   ---------------
James A. Heisch                    1996            $189,711             $20,000(4)          290,000              $3,600
  President and Chief              1995             175,000              17,500(5)           47,232               3,600
  Executive Officer (2)            1994              32,308(3)                -              77,778                 692

John N. Hendrick                   1996             175,000               7,500(7)           65,000               3,600
  Vice President and               1995             196,000                   -               2,790               3,600
  Chief Operating Officer          1994              46,292(6)                -             122,223                 969

Noel D. Messenger                  1996             139,788                   -              40,000               3,600
  Vice President,                  1995             126,600                   -              32,226               1,523
  Regulatory Affairs,              1994              73,077(8)                -              27,779                   -
  Clinical Affairs and
  Quality Assurance

Carol A. Chludzinski               1996             110,000              24,000(10)         120,000               4,938
  Vice President N. Am.            1995              33,746(9)            8,000(11)          20,000               1,108
  Sales & Marketing

Stuart D. Edwards                  1996             150,769(13)               -                   -                   -
  Former President and             1995             175,000                   -              25,000               6,000
  Chief Executive Officer (12)     1994             167,116                   -              46,667               6,000

-------------------------


(1)  Consists of automobile expenses paid for by the Company.
(2) Mr. Heisch accepted the position of President and Chief Executive Officer in March 1996.
(3)  Mr. Heisch joined the Company as Vice President and Chief Financial
     Officer in October 1994.  Had     he been employed for all of calendar
     1994, his annual salary would have been $175,000.
(4) Mr. Heisch's employee bonus for his continuous service with the Company during 1996.
(5) Mr. Heisch's employment agreement with the Company provided for a 10% bonus after 6 months of employment with the Company.
(6) Mr. Hendrick joined the Company as Vice President and Chief Operating Officer in September 1994. Had he been employed for all of calendar 1994, his annual salary would have been $150,000.

(7) Mr. Hendrick's employee bonus for his continuous service with the Company during 1996.
(8) Mr. Messenger joined the Company as Senior Director of Regulatory Affairs and Quality Assurance in May 1994, and was promoted to Vice President, Regulatory Affairs and Quality Assurance in September 1994. Had he been employed for all of calendar 1994, his annual salary would have been $117,500. Mr. Messenger resigned his employment with the Company in January 1997.
(9) Ms Chludzinski joined the Company as Director of Sales and Marketing in September 1995. Had she been employed for all of calendar 1995, her annual salary would have been $100,000.
(10) Ms Chludzinksi's employment agreement with the Company provides for an annual bonus of $24,000.
(11) Had Ms Chludzinski been employed for all of calendar 1995, her annual bonus would have been $24,000.
(12) Mr. Edwards resigned as President and Chief Executive Officer in March
     1996.
(13) The terms of Mr. Edwards resignation provided for seven months of continued salary payments to October 1996.



     OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning stock options granted during the calendar year ended December 31, 1996 to the executive officers named in the Summary Compensation Table above. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

                OPTION GRANTS IN CALENDAR YEAR ENDED DECEMBER 31, 1996

                                                                                                           POTENTIAL
                                                                                                      REALIZABLE VALUE AT
                                                                                                         ASSUMED ANNUAL
                                                                                                         RATES OF STOCK
                                                                                                       PRICE APPRECIATION
                                                                                                         FOR OPTION TERM
                                       INDIVIDUAL GRANTS                                                       (1)
                      ---------------------------------------------------------------------    -------------------------------
                        NUMBER OF
                       SECURITIES         % OF TOTAL         EXERCISE
                       UNDERLYING           OPTIONS           OR BASE
                          OPTIONS           GRANTED            PRICE           EXPIRATION
      NAME             GRANTED (#)          IN 1996            ($/SH)             DATE               5%                10%
------------------    ---------------    --------------    ---------------    -------------    ---------------    ------------
James A. Heisch          40,000(2)             5%              $7.62            01/04/06          $ 191,687         $ 485,773
                        200,000(3)            25%               8.75            04/11/06          1,100,566         2,789,049
                         50,000(4)             6%              10.87            12/19/06            341,804           866,199
John N. Hendrick         40,000(2)             5%               7.62            01/04/06            191,687           485,773
                         25,000(4)             3%              10.87            12/19/06            170,902           433,100
Noel D. Messenger        40,000(2)             5%               7.62            01/04/06            191,687           485,773
Carol A. Chludzinski      3,000(5)             *               10.25            02/12/06             19,339            49,008
                         37,000(6)             4%               9.25            04/12/06            215,239           545,458
                         80,000(4)            10%              10.87            12/19/06            546,887         1,385,918
Stuart D. Edwards                -             -                   -                   -                  -                 -


-------------------------
 *  Less than 1%.
(1) The potential realizable value is based on the term of the option at date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
(2) This option is immediately exercisable, subject to repurchase. The Company's repurchase right lapses at the rate of 12/48 of the shares subject to the option on January 4, 1997 and ratably at the end of each full month thereafter.
(3) This option is immediately exercisable, subject to repurchase. The Company's repurchase right lapses at the rate of 1/48 of the shares subject to the option on March 12, 1997 and ratably at the end of each full month thereafter.
(4) This option is immediately exercisable, subject to repurchase. The Company's repurchase right lapses at the rate of 12/48 of the shares subject to the option on January 2, 1998 and ratably at the end of each full month thereafter.
(5) This option is immediately exercisable, subject to repurchase. The Company's repurchase right lapses at the rate of 12/48 of the shares subject to the option on February 12, 1997 and ratably at the end of each full month thereafter.
(6) This option is immediately exercisable, subject to repurchase. The Company's repurchase right lapses at the rate of 12/48 of the shares subject to the option on April 1, 1997 and ratably at the end of each full month thereafter.

         AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth, for each of such executive officers, the number and value of vested and unvested options held at December 31, 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                          NUMBER OF
                            SHARES                                       SECURITIES
                           ACQUIRED                                      UNDERLYING                    VALUE OF UNEXERCISED
                             ON                VALUE                     UNEXERCISED                     IN-THE-MONEY
                           EXERCISE          REALIZED                    OPTIONS AT                    OPTIONS AT 12/31/96
  NAME                        (#)             ($)(1)                   12/31/96 (#)(2)                       ($)(3)
----------------------   --------------   ---------------    -------------------------------    ------------------------------
                                                                VESTED          UNVESTED            VESTED          UNVESTED
  James A. Heisch           10,000           $68,000            50,924           316,308          $249,806        $1,541,418
  John N. Hendrick          34,492           204,365            34,437           121,084           346,713           823,982
  Noel D. Messenger          5,000            62,965            23,661            71,344           215,284           476,006
  Carol A. Chludzinski           -                 -             6,250           133,750            33,563           375,638
  Stuart D. Edwards              -                 -            28,298            16,146           256,359           106,887


-------------------------
(1) Represents the fair market value of the Company's Common Stock on the date of exercise (based on the price last reported sale on the Nasdaq National Market) less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2) All vested options may be immediately exercised. In addition, the unvested options held by Messrs. Edwards, Heisch and Hendrick may be immediately exercised, but shares purchased upon exercise of unvested options are subject to repurchase at the option of the Company at the original issuance price. The Company's repurchase right lapses over the scheduled vesting period.
(3) Calculated by determining the difference between the fair value of the securities underlying the options on December 31, 1996 ($12.87 per share), and the exercise price (ranging from $1.2825 per share to $10.8750 per share).

                            COMPENSATION COMMITTEE REPORT

    THE FOLLOWING REPORT IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

    COMPENSATION PHILOSOPHY. The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting revenue and profitability targets.

    Compensation for the Company's executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

    CASH-BASED COMPENSATION. Each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers. This base salary plan is based on industry and peer group surveys and performance judgments as to the past and expected future contributions of the individual executive officers. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

    The 1996 compensation levels for the Company's executive officers were reviewed and set in March 1996. A variety of factors, both individual and corporate, were considered in evaluating the performance of the Company's executive officers.

    STOCK OPTION AWARDS FOR 1996. The Company's 1992 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity. Consistent with this philosophy, in March 1996 the Committee granted an incentive stock option of 200,000 shares with a four year vesting period to the President and Chief Executive Officer of the Company ("CEO"), Mr. James A. Heisch. As with other executive officers of the Company, the amount of the CEO's stock option award is based on attainment of a combination of corporate and individual performance objectives. Mr. Heisch's stock option reflects the Committee's judgment as to Mr. Heisch's personal performance and promotion to President and Chief Executive Officer during 1996 as well as his role in the attainment of the Company's overall objectives.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                      David L. Douglass and Michael H. Spindler

                               STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index, and an index based on companies in a peer group (Hambrecht & Quist Technology and Growth Index for Health Care and Medical Technology excluding Biotechnology). The graph assumes the investment of $100 on June 21, 1995, the date of the Company's initial public offering. The performance shown is not necessarily indicative of future performance.

--------------------------------------------------------------------------------
                        6/21/95             12/95               12/96
--------------------------------------------------------------------------------
 VIDAMED, INC.            100                146                 198
--------------------------------------------------------------------------------
 NASDAQ U.S.              100                114                 140
--------------------------------------------------------------------------------
 PEER GROUP               100                135                 150
--------------------------------------------------------------------------------

                                   PROPOSAL NO. 2:

                  AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

    The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Company proposes to amend the Purchase Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares to a new total of 200,000 shares. The essential features of the Purchase Plan are set forth below.

    STATUS OF SHARES.   As of December 31, 1996, 59,719 shares had been issued
under the Purchase Plan and 40,281 shares remained available for issuance under the Purchase Plan as of such date. If the proposed amendment to the Purchase Plan is approved, an additional 100,000 shares of Common Stock will be available for issuance pursuant to the Purchase Plan.

    OPERATION OF THE PURCHASE PLAN.    Under the Purchase Plan, the Company
withholds a percentage of each salary payment to participating employees over certain offering periods. The Purchase Plan is currently implemented by overlapping twenty-four month offering periods which commence on January 1 and July 1 of each year. Each such offering period is divided into four six month purchase periods. On the last business day of each purchase period, the funds withheld are applied to the purchase of shares of Common Stock unless such participating employee withdraws from the offering period prior to such purchase date. To the extent permitted by Rule 16b-3 of the Securities Exchange Act, if the fair market value of the Common Stock on the last day of the purchase period is lower than the fair market value of the Common Stock on the first day of the offering period, then all participating employees in such offering period shall be automatically withdrawn from such offering period immediately after the stock purchase on the last day of the purchase period and automatically re-enrolled in the immediately following offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

    ELIGIBILITY; ADMINISTRATION. Employees are eligible to participate in the Purchase Plan if they have been employed by the Company on a given Enrollment Date. Payroll deductions may not exceed 15% of an employee's compensation, which under the Purchase Plan is defined as base straight time gross earnings plus overtime and commissions. No employee may purchase more than $25,000 worth of stock in any calendar year. The Purchase Plan is currently administered by the Board of Directors.

    PURCHASE PRICE; MARKET VALUE. The price at which stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the common Stock on the first day of the applicable offering period or the last day of each purchase period, whichever is lower.

    AMENDMENT AND TERMINATION.    The Board of Directors may amend the Purchase
Plan from time to time or may terminate it or any purchase period or offering period under it, without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments to the extent and in the manner required by such law or regulation. In the event of a merger or sale of substantially all of the assets of the Company, the Board may shorten the offering period or permit the assumption of outstanding rights to purchase Common Stock. The Purchase Plan will terminate in April 2005 unless earlier terminated by the Board.

    TAX CONSEQUENCES OF PURCHASE PLAN TRANSACTIONS.   The Purchase Plan, and
the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the share, the participant will generally be subject to tax, depending in part on how long the shares are held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased by the participant over the participant's purchase price. Any additional gain or loss on the sale or disposition will be capital gain or loss. the Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PURCHASE PLAN.


                                   PROPOSAL NO. 3:

                           AMENDMENT TO THE 1992 STOCK PLAN

    As of December 31, 1996 a total of 2,733,334 shares of Common Stock have been reserved for issuance under the Company's 1992 Stock Plan ("the "Stock Plan"). As of March 25, 1997, 676,733 shares had been issued upon the exercise of stock options granted under the Stock Plan, 1,428,470 options were outstanding and 628,131 shares remained available for future grant. The Stock Plan is administered by the Compensation Committee of the Board of Directors. Under the Stock Plan, options may be granted to employees, including directors who are employees, and consultants. Only employees may receive "incentive stock options," which are intended to qualify for certain tax treatment: nonemployees receive "nonstatutory stock options," which do not qualify for such treatment. In the event of a change in control of the Company, including a merger or sale of substantially all of the Company's assets, outstanding options may be assumed by any successor corporation or may become exercisable. The exercise price of incentive stock options under the Stock Plan must at least equal the fair market value of the Common Stock on the date of grant, while the exercise price of nonstatutory options must at least equal 85% of such market value. Options granted under the Stock Plan generally vest on a cumulative monthly basis over four years, and in the case of incentive stock options, must be exercised within ten years.

    STATUS OF SHARES. An additional 366,666 shares will be authorized and available for future grants under the Stock Plan for a new total of 3,100,000 shares.

    ELIGIBILITY; ADMINISTRATION. Under the Stock Plan, employees may be granted "incentive stock options" intended to qualify within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonemployees may be granted "non-statutory stock options" not intended to qualify under such statute, and Outside Directors are granted automatic non-statutory stock options. The Stock Plan is currently administered by the Compensation Committee of the Board of Directors which determines the terms of stock purchase rights and options granted, including the exercise price, the number of shares subject to the option and the options' exercisability.

    EXERCISE PRICE; MARKET VALUE. The exercise price of incentive stock options and non-statutory stock options granted under the Stock Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of the grant. Payment of the exercise price may be made in cash, promissory notes, shares of Common Stock or certain other consideration.

    EXERCISABILITY. Options granted under the Stock Plan generally become exercisable at a rate of one-fourth of the shares of stock subject to the option one year after the grant and subsequently one-forty-eighth of the shares of stock subject to option per month. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

    AMENDMENT AND TERMINATION. The Board of Directors may at any time amend, alter, suspend or discontinue the Stock Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Stock Plan amendment in such a manner and to such a degree as required.

    TAX INFORMATION REGARDING STOCK OPTIONS. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

    An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK PLAN.

                                   PROPOSAL NO. 4:

                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

    If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                 CERTAIN TRANSACTIONS

    In August 1994, the Company entered into a cross license agreement with RITA, formerly known as ZoMed International, Inc., a corporation formed to develop a system for treating certain cancers. Mr. Edwards is one of the co-founders of RITA. Mr. Edwards is a member of RITA's Board of Directors, but is not involved in its day-to-day operations. In addition, venture capital funds affiliated with Messrs. Douglass and Mohr are the principal initial investors in RITA.

    The cross license grants RITA a worldwide, exclusive, royalty-bearing license to use VidaMed technology in applications for the diagnosis and treatment of cancer and grants VidaMed a worldwide, exclusive, royalty-free license to use RITA technology in applications for the treatment of urological disorders other than cancer. The cross license between VidaMed and RITA allows both companies to develop products for treatment of prostate cancer and cancers of the lower urinary tract. For purposes of the cross license, VidaMed technology and RITA technology consist of technology developed prior to the earlier of (i) a merger, reorganization or sale of substantially all of the assets of VidaMed or RITA or (ii) December 31, 1999, and with respect to applications for prostate and lower urinary tract cancers, technology existing at the date of the cross license.

    As consideration for the cross license, RITA issued VidaMed 1,800,000 shares of RITA common stock, representing approximately 10% of the common stock equivalents of RITA following RITA's initial $6.0 million financing. RITA will also pay royalties to VidaMed based on a percentage of net sales of products incorporating VidaMed technology, subject to an aggregate maximum of $500,000. However, in the event that VidaMed introduces a product for treatment of cancer of the prostate or lower urinary tract, no royalties will be payable on any such product introduced by RITA. The cross license and related transactions involving the organization of RITA were approved by a majority of the disinterested stockholders of VidaMed as required by applicable law.

    During the year ended December 31, 1995 the Company made expense advances to RITA in the amount of $135,000. As of December 31, 1996, all of these advances had been repaid by RITA.

    In August 1996, Mr. Heisch exercised options to purchase 10,000 shares of the Company's Common Stock. A portion of the purchase price for such shares was paid by delivery of a full-recourse promissory note in the principal amount of $27,000 bearing interest at the rate of 7.96%. The principal and the accrued interest are due on February 1, 2000, but are immediately due and payable in the event of termination of Mr. Heisch's employment with the Company.

    In January 1996, Mr. Hendrick exercised options to purchase 34,492 shares of the Company's Common Stock. A portion of the purchase price for such shares was paid by delivery of a full-recourse promissory note in the principal amount of $93,128.40 bearing interest at the rate of 7.96% per annum. The principal and accrued interest are due on February 1, 2000, but are immediately due and payable in the event of termination of Mr. Hendrick's employment with the Company.

    All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file required reports by these dates during the fiscal year ended December 31, 1996. To the best of the Company's knowledge, all of these filing requirements have been satisfied, except that officer Hendrick was late in filing his January 1996 report, director Edwards was late in filing his May 1996 report, and officers Heisch, Hendrick and Chludzinski were each late in filing their December 1996 reports. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                                    OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN
REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, VIDAMED, INC., 1380 WILLOW ROAD, MENLO PARK, CALIFORNIA 94025.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ James A. Heisch

                                       James A. Heisch
                                       President and Chief Executive Officer

Dated: April 7, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF VIDAMED, INC.
                     1997 ANNUAL MEETING OF SHAREHOLDERS

      The undersigned shareholder of VidaMed, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated April 7, 1997 and hereby appoints James A. Heisch and David L. Douglass or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1997 Annual Meeting of Shareholders of VidaMed, Inc. to be held on May 7, 1997 at 10:00 a.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 and any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                                                       ----------------
                                                       SEE REVERSE SIDE
                                                       ----------------

      PLEASE MARK YOUR
/X/   VOTES AS IN THIS
      EXAMPLE.

                                         FOR                WITHHELD
1.  Election of Directors              /     /               /    /

NOMINEES:                        James A. Heisch         Stuart D. Edwards
                                 David L. Douglass       Wayne I. Roe
                                 Michael H. Spindler


                                             FOR        AGAINST      ABSTAIN
2. Proposal to approve an amendment         /   /        /   /        /   /
   to the 1995 Employee Stock Purchase
   Plan to increase the number of
   Common Stock reserved for issuance
   thereunder by 100,000 shares to a
   new total of 200,000 shares.


3. Proposal to approve an amendment to      /   /        /   /        /    /
   the 1992 Stock Plan to increase the
   number of Common Stock reserved for
   issuance thereunder by 366,666 shares
   to a new total of 3,100,000 shares.

4. Proposal to ratify the appointment       /   /        /   /        /    /
   of Ernst & Young LLP as independent
   auditors of the Company for the year
   ending 1997.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN; (3) FOR THE AMENDMENT TO THE COMPANY'S 1992 STOCK PLAN; (4) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


SIGNATURE(S) ______________________________   DATE _____________
SIGNATURE(S) ______________________________   DATE _____________


PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

NOTE: (This Proxy should be marked, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.